                                                                   EXHIBIT 99.03

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

                            SALES REVENUE BY SEGMENT

                                                               THIRD QUARTER, 2002
                                        ------------------------------------------------------------------
(Dollars in millions)                   CASPI           PCI             SP          POLYMERS        FIBERS
                                        -----          -----          -----         --------        ------
External sales                          $ 402          $ 284          $ 141          $ 382          $ 165
Interdivisional sales                      16            107             17             16             17
                                        -----          -----          -----          -----          -----
    Total                               $ 418          $ 391          $ 158          $ 398          $ 182
                                        =====          =====          =====          =====          =====

                                                                 FIRST NINE MONTHS, 2002
                                        ------------------------------------------------------------------------
                                         CASPI             PCI              SP           POLYMERS         FIBERS
                                        -------          -------          -----          --------         ------
External sales                          $ 1,179          $   823          $ 394          $ 1,123          $ 486
Interdivisional sales                        42              302             49               39             55
                                        -------          -------          -----          -------          -----
    Total                               $ 1,221          $ 1,125          $ 443          $ 1,162          $ 541
                                        =======          =======          =====          =======          =====


                                                               THIRD QUARTER, 2001
                                        ------------------------------------------------------------------
                                        CASPI           PCI            SP           POLYMERS        FIBERS
                                        -----          -----          -----         --------        ------
External sales                          $ 422          $ 274          $ 137          $ 388          $ 152
Interdivisional sales                      --             --             --             --             --
                                        -----          -----          -----          -----          -----
    Total                               $ 422          $ 274          $ 137          $ 388          $ 152
                                        =====          =====          =====          =====          =====

                                                                 FIRST NINE MONTHS, 2001
                                        ----------------------------------------------------------------------
                                         CASPI            PCI            SP            POLYMERS         FIBERS
                                        -------          -----          -----          --------         ------
External sales                          $ 1,144          $ 869          $ 414          $ 1,228          $ 464
Interdivisional sales                        --             --             --               --             --
                                        -------          -----          -----          -------          -----
    Total                               $ 1,144          $ 869          $ 414          $ 1,228          $ 464
                                        =======          =====          =====          =======          =====


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